EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES THIRD QUARTER 2018 RESULTS

VERO BEACH, Fla., (November 1, 2018) – Bimini Capital Management, Inc. (OTCQB:BMNM), ("Bimini Capital," "Bimini," or the "Company"), today announced results of operations for the three month period ended September 30, 2018.

Third Quarter 2018 Highlights

•	Net income of $0.9 million, or $0.07 per common share
•	Book value per share of $4.22
•	Company to discuss results on Friday, November 2, 2018, at 10:00 AM ET

Details of Third Quarter 2018 Results of Operations

The Company reported net income of $0.9 million for the three month period ended September 30, 2018.   The results for the quarter included advisory services revenue of $1.9 million, interest and dividend income of $2.4 million, interest expense of $1.4 million, net realized and unrealized losses of $0.2 million, operating expenses of $1.5 million and an income tax provision of $0.3 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini.  As Manager, Bimini is responsible for administering Orchid's business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.

Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period.  For the three months ended September 30, 2018, Bimini's statement of operations included a fair value adjustment of $(0.4) million and dividends of $0.4 million from its investment in Orchid common stock.  Also during the three months ended September 30, 2018, Bimini recorded $1.9 million in advisory services revenue for managing Orchid's portfolio consisting of $1.5 million of management fees and $0.4 million in overhead reimbursement.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio ("PT MBS") and the structured MBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - June 30, 2018	$182,342,424	$1,406,312	$776,843	$2,183,155	$184,525,579
Securities purchased	86,497,661	-	-	-	86,497,661
Securities sold	(51,341,736)	-	-	-	(51,341,736)
Losses on sale	(473,165)	-	-	-	(473,165)
Return of investment	n/a	(138,777)	(34,164)	(172,941)	(172,941)
Pay-downs	(5,233,356)	n/a	n/a	n/a	(5,233,356)
Premium lost due to pay-downs	(214,916)	n/a	n/a	n/a	(214,916)
Mark to market (losses) gains	(1,309,483)	(45,380)	(23,458)	(68,838)	(1,378,321)
Market Value - September 30, 2018	$210,267,429	$1,222,155	$719,221	$1,941,376	$212,208,805

The tables below present the allocation of capital between the respective portfolios at September 30, 2018 and June 30, 2018, and the return on invested capital for each sub-portfolio for the three month period ended September 30, 2018.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately (1.4)% and (1.0)%, respectively, for the third quarter of 2018.  The combined portfolio generated a return on invested capital of approximately (1.3)%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2018
Market value	$210,267,429	$1,222,155	$719,221	$1,941,376	$212,208,805
Cash equivalents and restricted cash(1)	9,791,086	-	-	-	9,791,086
Repurchase agreement obligations	(203,742,239)	-	-	-	(203,742,239)
Total(2)	$16,316,276	$1,222,155	$719,221	$1,941,376	$18,257,652
% of Total	89.4%	6.7%	3.9%	10.6%	100.0%
June 30, 2018
Market value	$182,342,424	$1,406,312	$776,843	$2,183,155	$184,525,579
Cash equivalents and restricted cash(1)	8,663,541	-	-	-	8,663,541
Repurchase agreement obligations	(175,422,479)	-	-	-	(175,422,479)
Total(2)	$15,583,486	$1,406,312	$776,843	$2,183,155	$17,766,641
% of Total	87.7%	7.9%	4.4%	12.3%	100.0%

(1)	Amount excludes restricted cash of $113,230 and $128,570 at September 30, 2018 and June 30, 2018, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended September 30, 2018
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (net of repo cost)	$958,969	$9,881	$36,225	$46,106	$1,005,075
Realized and unrealized (losses) gains	(1,997,564)	(45,380)	(23,458)	(68,838)	(2,066,402)
Hedge gains(1)	826,625	n/a	n/a	n/a	826,625
Total Return	$(211,970)	$(35,499)	$12,767	$(22,732)	$(234,702)
Beginning capital allocation	$15,583,486	$1,406,312	$776,843	$2,183,155	$17,766,641
Return on invested capital for the quarter(2)	(1.4)%	(2.5)%	1.6%	(1.0)%	(1.3)%

(1)	Excludes gains of approximately $121,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the third quarter of 2018, the Company received approximately $5.4 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate ("CPR") of approximately 9.5% for the third quarter of 2018.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
September 30, 2018	8.6	13.5	9.5
June 30, 2018	13.4	11.6	13.1
March 31, 2018	7.2	16.8	8.6
December 31, 2017	7.2	16.9	8.8
September 30, 2017	5.2	18.8	8.3
June 30, 2017	5.9	20.4	9.9
March 31, 2017	4.8	18.8	8.8

Portfolio

The following tables summarize the MBS portfolio as of September 30, 2018 and December 31, 2017:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
September 30, 2018
Fixed Rate MBS	$210,267	99.1%	4.26%	325	1-Aug-48
Interest-Only MBS	1,223	0.6%	3.43%	220	25-Dec-39
Inverse Interest-Only MBS	719	0.3%	4.47%	269	25-Apr-41
Total MBS Portfolio	$212,209	100.0%	4.25%	324	1-Aug-48
December 31, 2017
Fixed Rate MBS	$207,179	98.8%	4.21%	321	1-Dec-47
Interest-Only MBS	1,476	0.7%	3.43%	229	25-Dec-39
Inverse Interest-Only MBS	1,037	0.5%	5.01%	278	25-Apr-41
Total MBS Portfolio	$209,692	100.0%	4.21%	320	1-Dec-47

($ in thousands)
	September 30, 2018		December 31, 2017
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$194,782	91.8%	$178,581	85.2%
Freddie Mac	17,285	8.1%	30,896	14.7%
Ginnie Mae	142	0.1%	215	0.1%
Total Portfolio	$212,209	100.0%	$209,692	100.0%

	September 30, 2018	December 31, 2017
Weighted Average Pass Through Purchase Price	$106.84	$109.06
Weighted Average Structured Purchase Price	$6.02	$6.02
Weighted Average Pass Through Current Price	$103.20	$107.13
Weighted Average Structured Current Price	$6.8	$7.06
Effective Duration (1)	4.839	3.832

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 4.839 indicates that an interest rate increase of 1.0% would be expected to cause a 4.839% decrease in the value of the MBS in the Company's investment portfolio at September 30, 2018.  An effective duration of 3.832 indicates that an interest rate increase of 1.0% would be expected to cause a 3.832% decrease in the value of the MBS in the Company's investment portfolio at December 31, 2017. These figures include the structured securities in the portfolio but not the effect of the Company's funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of September 30, 2018, the Company had outstanding repurchase obligations of approximately $203.7 million with a net weighted average borrowing rate of 2.26%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $212.9 million, and cash pledged to counterparties of approximately $3.2.  At September 30, 2018, the Company's liquidity was approximately $6.2 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of outstanding borrowings under repurchase obligations at September 30, 2018.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$72,962	35.8%	2.23%	$4,234	26
Mirae Asset Securities (USA) Inc.	61,500	30.2%	2.29%	3,414	39
Citigroup Global Markets, Inc.	32,055	15.7%	2.30%	2,247	24
JVB Financial Group, LLC	26,725	13.1%	2.19%	1,437	10
South Street Securities, LLC	10,500	5.2%	2.28%	600	22
	$203,742	100.0%	2.26%	$11,932	27

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of September 30, 2018, such instruments were comprised entirely of Eurodollar futures contracts.

The tables below present information related to outstanding Eurodollar futures contracts at September 30, 2018.

($ in thousands)
As of September 30, 2018
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2019	$100,000	2.41%	3.01%	$603
2020	100,000	2.64%	3.17%	523
2021	100,000	2.80%	3.13%	328
Total / Weighted Average	$100,000	2.62%	3.10%	$1,454

($ in thousands)
As of September 30, 2018
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2019	$26,000	1.63%	3.01%	$359
2020	26,000	1.95%	3.17%	317
2021	26,000	2.22%	3.13%	237
Total / Weighted Average	$26,000	1.93%	3.10%	$913

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

Book Value Per Share

The Company's Book Value Per Share at September 30, 2018 was $4.22.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At September 30, 2018, the Company's stockholders' equity was $53.6 million, with 12,684,245 Class A Common shares outstanding.

Stock Repurchase Plan

On March 26, 2018, the Board of Directors of Bimini Capital Management, Inc. (the "Company") approved a Stock Repurchase Plan ("Repurchase Plan").  Pursuant to Repurchase Plan, the Company may purchase up to 500,000 shares of its Class A Common Stock from time to time, subject to certain limitations imposed by Rule 10b-18 of the Securities Exchange Act of 1934. Share repurchases may be executed through various means, including, without limitation, open market transactions.  The Repurchase Plan does not obligate the Company to purchase any shares, and it expires on November 15, 2018.  The authorization for the Share Repurchase Plan may be terminated, increased or decreased by the Company's Board of Directors in its discretion at any time.

Through September 30, 2018, the Company repurchased a total of 59,714 shares at an aggregate cost of approximately $144,000, including commissions and fees, for a weighted average price of $2.41 per share.  Subsequent to that date, and through November 1, 2018, the Company has repurchased 1,800 shares for a net cost of approximately $4,000 and a weighted average price of $2.32 per share.

Management Commentary

Commenting on the third quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The US economy grew by over 4% during the second quarter of 2018 and by 3.5% during the third quarter.  Market participants fear that sustained economic growth that handily exceeds what most economists estimate as the sustainable growth rate of the economy may generate price pressure in the economy.  Inflation, running below the target level of the Federal Reserve (the "Fed") for most of the past several years, reached the Fed's 2% target level during the third quarter. On October 5, 2018, the Bureau of Labor Statistics reported the U3 unemployment rate reached 3.7% in September, the lowest level since December 1969.  The unemployment rate appears to be headed lower given the apparent momentum in the economy.  At its quarterly meeting that concluded on September 26, 2018, the Fed acknowledged the economy was strong and the summary of economic projections reflected their optimism.  The so-called "dot plot", or summary of committee member forecasts for the Federal Funds rate, reflected expectations for one more rate hike in 2018, three in 2019 and possibly one more hike in 2020.

"The Agency RMBS market was impacted by several factors during the quarter.  Two such factors were the movement in interest rates and the continued decline in the Fed's reinvestments of its monthly pay-downs – which hit its cap in mid-October.  As interest rates moved steadily higher starting in late August, prepayment expectations were not materially affected.  This is because refinancing activity had already been on a steady decline and the MBA's refinance index was already at multi-year lows.  As the cap on the Fed's reinvestment of its pay-downs was hit in mid-October, which limits re-investments of monthly pay-downs only to the extent they exceed $20 billion per month, an important source of demand for the Agency RMBS asset class is essentially gone. However, the rise in rates over the course of the period, and in fact the last two years, mitigated this problem as the supply of Agency RMBS declined. A third driver of performance was attractiveness of the asset class on a relative return basis with other asset classes.  Recent production of Agency RMBS has frequently had characteristics that negatively impact the anticipated total returns of the securities.  In this case, the spread between the weighted average coupon of the underlying mortgage loans and the net rate received by the investor is quite high.  This leads to higher prepayment activity for the given coupon versus more typical spreads.  Also, average loan balances appear higher than what market participants are accustomed to, and average FICO scores are higher as well.  All three of these factors tend to increase prepayment expectations and negatively impact expected returns for the securities.  This has negatively impacted the relative attractiveness of the Agency RMBS asset. Since the third quarter of 2018 ended, Agency MBS has suffered from a lack of sponsorship for all of these reasons and this has been reflected in their performance.  As of October 30, 2018, the current coupon, 30-year fixed rate Fannie Mae mortgage index was trading at a spread of approximately 86 basis points above the 10-year US treasury note.  This compares to a spread of approximately 75 basis points on September 30, 2018, and a multi-year tight spread of 56 basis points in early January of 2018.

"The Royal Palm portfolio generated a return of negative 1.3% for the third quarter as the portfolio has a concentration of high coupon, fixed rate specified pools, which under performed as extension risk drove performance as interest rates moved higher and the most stable source of demand for the securities, the Federal Reserve, will soon be essentially out of the market. The portfolio did grow during the quarter, increasing from approximately $184.5 million at June 30, 2018, to approximately $212.2 million at September 30, 2018.  Prepayments speeds moderated during the quarter with aggregate speeds for the portfolio back into single digits. So far in the fourth quarter speeds have moderated further with rates higher still from the end of the third quarter. Speeds may continue to moderate as we enter the fall and winter months, when prepayment activitity tends to decline..

"Orchid Island did not raise additional capital during the quarter. Nonetheless the advisory services segment generated approximately $1.9 million in revenue."

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of September 30, 2018, and December 31, 2017, and the unaudited consolidated statements of operations for the nine and three months ended September 30, 2018 and 2017.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	September 30, 2018	December 31, 2017
ASSETS
Mortgage-backed securities	$212,208,805	$209,692,132
Cash equivalents and restricted cash	9,904,316	8,752,860
Investment in Orchid Island Capital, Inc. common stock	11,020,261	14,105,934
Accrued interest receivable	775,127	746,121
Retained interests in securitizations	-	653,380
Derivative assets	242,188	-
Deferred tax assets, net	45,005,351	44,524,584
Other assets	7,386,831	6,113,786
Total Assets	$286,542,879	$284,588,797

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$203,742,239	$200,182,751
Junior subordinated notes due to Bimini Capital Trust II	26,804,440	26,804,440
Other liabilities	2,421,852	1,909,358
Total Liabilities	232,968,531	228,896,549
Stockholders' equity	53,574,348	55,692,248
Total Liabilities and Stockholders' Equity	$286,542,879	$284,588,797
Class A Common Shares outstanding	12,684,245	12,660,627
Book value per share	$4.22	$4.40

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2018	2017	2018	2017
Advisory services	$5,933,461	$5,398,019	$1,873,002	$1,939,974
Interest and dividend income	7,396,655	5,955,405	2,434,258	2,151,926
Interest expense	(3,893,225)	(2,024,442)	(1,437,186)	(819,808)
Net revenues	9,436,891	9,328,982	2,870,074	3,272,092
Other (expense) income	(7,404,839)	(1,558,033)	(171,942)	736,650
Expenses	4,885,622	4,551,388	1,495,907	1,518,441
Net (Loss) income before income tax (benefit) provision	(2,853,570)	3,219,561	1,202,225	2,490,301
Income tax (benefit) provision	(675,575)	1,283,181	328,735	989,081
Net (loss) income	$(2,177,995)	$1,936,380	$873,490	$1,501,220

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$(0.17)	$0.15	$0.07	$0.12
CLASS B COMMON STOCK	$(0.17)	$0.15	$0.07	$0.12

	Three Months Ended September 30,
Key Balance Sheet Metrics	2018	2017
Average MBS(1)	$198,367,193	$170,236,689
Average repurchase agreements(1)	189,582,359	161,003,151
Average stockholders' equity(1)	53,174,238	73,350,596

Key Performance Metrics
Average yield on MBS(2)	4.14%	3.56%
Average cost of funds(2)	2.21%	1.25%
Average economic cost of funds(3)	2.29%	1.66%
Average interest rate spread(4)	1.93%	2.31%
Average economic interest rate spread(5)	1.85%	1.90%

(1)	Average MBS, repurchase agreements and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.  In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, November 2, 2018, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 8367176.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com